Exhibit 99.1

Partnership Contact:

Jeff Gutman

(614) 643-0314

ir@OxfordResources.com

Oxford Resource Partners, LP Announces Second Quarter 2012 Common and Subordinated Unitholder Distributions

Partnership to Report Second Quarter 2012 Financial Results on August 7, 2012

COLUMBUS, Ohio, July 27, 2012 – Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) declared a cash distribution of $0.4375 per common unit for its second quarter ended June 30, 2012. The Partnership also declared a cash distribution of $0.10 per subordinated unit for its second quarter ended June 30, 2012. The distributions will be paid on August 14, 2012 to all common and subordinated unitholders of record as of the close of business on August 7, 2012.

The Partnership will report its second quarter 2012 financial results and provide an update on its previously announced strategic initiatives before the market opens on Tuesday, August 7, 2012. The Partnership’s management will hold a conference call to review the results and its progress on these initiatives at 10:00 a.m. Eastern Time on that day.

Participants may access the August 7, 2012 conference call by dialing (800) 573-4754 or (617) 224-4325 for international callers and providing passcode 56272001. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com.

An audio replay of the conference call will be available for seven days beginning at 12:00 p.m. Eastern Time on August 7, 2012 and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers. The replay passcode is 19491938. The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high value steam coal in Northern Appalachia and the Illinois Basin. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the Partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.